Exhibit 10


                                  July 29, 1998


BY FAX AND OVERNIGHT
--------------------

Inland Steel Industries, Inc.
30 Monroe Street
Chicago, IL  60603

Attn:       George A. Ranney, Jr.
            Vice President and General Counsel

                  Re:  July 20, 1998 Offer to Purchase
                       -------------------------------

Gentlemen:

      This letter is written on behalf of Greenway Partners, L.P., Greentree Partners, L.P., Greenhouse Partners, L.P., Greenhut L.L.C., Greenbelt Corp., Greensea Offshore, L.P., Greenhut Overseas, L.L.C., Alfred D. Kingsley and Gary
K. Duberstein (collectively, the "Greenway Group").

      We have received from Inland Steel Industries, Inc. (the "Company") a copy of its July 20, 1998 Offer to Purchase setting forth the Company's offer to purchase, on the terms and subject to the conditions set forth therein, up to 25,500,000 shares of its common stock ("Common Stock") at a purchase price not greater than $34 nor less than $30 per share (the "Offer").

      Under Sections 1(b) and 11(a)(ii)(B) of the Company's November 25, 1997 Rights Agreement, the Board of Directors of the Company may declare a stockholder to be an "Adverse Person" if, among other things, the Board determines that the stockholder is "the Beneficial Owner of a number of shares of Common Stock which the Board of Directors of the Company determines to be substantial (which number of shares shall in no event represent less than 10% of the outstanding shares of Common Stock)."

      The Greenway Group beneficially owns 4,783,300 shares of Common Stock, representing approximately 9.7% of the outstanding shares of Common Stock. Given all of the variables involved in the Company's "Dutch" auction tender, including choice of price and number of shares tendered and tax considerations (by the Greenway Group and all other stockholders), the Greenway Group may become the beneficial owner of in excess of 10% of the outstanding shares of Common Stock as a result of the consummation of the Offer. According to the Offer, the Greenway Group also may receive from the Company additional shares of Common Stock in respect of our holding of shares of Ryerson Tull on terms yet to be determined.

      Please confirm by counter-signing this letter and returning it by August 3, 1998 that, notwithstanding the consummation of the transactions contemplated by the Offer or a subsequent transaction by the Company involving Ryerson Tull, the Greenway Group will not become "the Beneficial Owner of a number of shares of Common Stock which the Board of Directors of the Company determines to be substantial" or be declared an "Adverse Person" so long as the Greenway Group does not acquire beneficial ownership of any shares of Common Stock in excess of the 4,783,300 shares of Common Stock beneficially owned by the Greenway Group plus such shares of Common Stock which may be received in respect of any shares of Ryerson Tull that may be owned by the Greenway Group.



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      Please confirm your agreement with the foregoing by signing a copy of this letter where indicated below and returning it to us by August 3, 1998. As you no doubt understand, we cannot allow ourselves to be placed in a position where the Company could purport to trigger the "poison" of the pill against us. Therefore, we look forward to receiving a counter-signed copy of this letter from the Company on a timely basis so that we need not be forced to seek clarification in another forum.


                              Very truly yours,

                              GREENWAY PARTNERS, L.P.,
                              on behalf of the Greenway Group

                              By:   GREENHOUSE PARTNERS, L.P.,
                                    its General Partner

                              By:   /s/ Gary K. Duberstein
                                    ----------------------------------------
                                    Gary K. Duberstein
                                    General Partner

AGREED:

INLAND STEEL INDUSTRIES, INC.


By:
     -----------------------------------------
      Name:
      Title:

      Date:             , 1998
           -------------------

cc:   Robert J. Darnall
      Chairman, President and Chief Executive Officer

      Jay M. Gratz
      Vice President and Chief Financial Officer



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